SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 14, 2011

REGENICIN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 High Court, Little Falls, NJ 07424
Address of principal executive offices

Registrant’s telephone number, including area code: (973) 557-8914

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On March 14, 2011, the Food and Drug Administration (FDA) issued a letter in response to the Request for Designation of PermaDermTM explaining that PermaDermTM has been designated as a combination product. A combination product is comprised of two or more regulated components which, in the case of PermaDermTM, includes a biologic component and a drug component. The FDA based their determination on the fact that PermaDermTM consists in part of autologus skin cells (specifically epidermal keratinocltes and dermal fibroblasts), which are biological product components and Chondroitin-6-Sulfate (C-6-S) which is a drug component. C-6-S is a critical part of PermaDermTM as it helps support the collagen matrix on which the engineered skin is grown.

The FDA assigned the Center for Biologics Evaluation and Research (CBER) as the lead agency center for premarket review and regulation based on CBER's expertise in evaluating the most significant safety and effectiveness questions presented by a combination product.

A copy of the FDA’s March 14, 2011 letter is attached to this Current Report as Exhibit 99.1

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	FDA letter dated March 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy

Randall McCoy

CEO and Director

Date: April 6, 2011